EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT



(1)       Western Telephone Company
          100% - Owned Subsidiary
          Incorporated in the State of Minnesota

(2)       Peoples Telephone Company
          100% - Owned Subsidiary
          Incorporated in the State of Iowa

(3)       New Ulm Phonery, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Minnesota

(4)       New Ulm Cellular #7, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Minnesota

(5)       New Ulm Cellular #8, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Minnesota

(6)       New Ulm Cellular #9, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Minnesota

(7)       New Ulm Cellular #10, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Minnesota

(8)       New Ulm Long Distance, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Minnesota

The financial statements of all such subsidiaries are included on the consolidated financial statements of New Ulm Telecom, Inc.


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